CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Derycz Scientific Inc.

We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated December 21, 2007, relating to the financial statements of Derycz Scientific, Inc. as of June 30, 2007 and for the years ended June 30, 2007 and the Period January 6, 2006 (Inception) through June 30, 2006. We also consent to the reference to our firm under the caption “Experts”.

Weinberg & Company, P.A.

December 28, 2007
Los Angeles, California